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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan of Sequenom, Inc. of our report dated February 9, 2001, with respect to the Financial Statements of Sequenom, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2000.


                                    /s/  Ernst & Young LLP

                                    ERNST & YOUNG LLP
San Diego, California
August 8, 2001